UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008
TRIAD FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-126538 (Commission File Number)	33-0356705 (IRS Employer Identification No.)
7711 Center Avenue, Suite 100
Huntington Beach, California 92647
(Address of principal executive offices, including zip code)
(714) 373-8300
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 14, 2008, the shareholders of Triad Financial Corporation (“the “Company”) elected Daniel D. Leonard, currently the president and CEO of the Company, as a member of the Board of Directors of the Company.
     Prior to his appointment as president and CEO in June 2007, Mr. Leonard served as the Company’s Senior Vice President — Portfolio Management, a position he held since May 2003. He has over 30 years experience in the finance industry. Prior to joining Triad, Mr. Leonard served from 1991 in several positions with California Federal Bank, including as its Senior Vice President — Consumer and Business Banking, Senior Vice President — Retail Distribution, and most recently as President of its subsidiary, Auto One Acceptance Corp., an auto loan financing company. Prior to joining California Federal Bank, Mr. Leonard served in several senior management positions with BankAmerica Corp.
          There is no arrangement or understanding between Mr. Leonard and any other person pursuant to which Mr. Leonard was appointed a director. There are no relationships or transactions in which Mr. Leonard has an interest requiring disclosure under Item 404(a) of Regulation S-K.
          Mr. Leonard, as an employee of the Company, will not receive additional compensation for his service as a member of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION
Date: May 20, 2008	/s/ Timothy M. O’Connor
	Name:	Timothy M. O’Connor
	Title:	Senior Vice President